Exhibit 15.1

August 9, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 26, 2016 on our review of interim financial information of Pampa Energía S.A. (the “Company”) for the three month periods ended March 31, 2016 and 2015, and included in the Company's Form 6-K/A filed with the Commission on July 27, 2016, is incorporated by reference in its Registration Statement on Form F-4 dated August 9, 2016.

Very truly yours,

PRICE WATERHOUSE & CO. S.R.L. /s/ R. Sergio Cravero
Dr. R. Sergio Cravero (Partner)